UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 12, 2008

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Lakeside Avenue, Cleveland, Ohio		44114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-641-8580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As previously announced, Ferro Corporation (the "Company") extended its (i) tender offer to purchase for cash any and all of its outstanding 9 1/8% Senior Notes due in January 2009 (the "Notes") and (ii) consent solicitation to amend the indenture governing the Notes. In connection with the revised expiration date and the related revised price determination date, on August 12, 2008, the Company announced a revised price and a further extension of the tender offer and consent solicitation with respect to the Notes. The tender offer and consent solicitation have a revised expiration date of August 26, 2008 (the "Expiration Date").

The revised total consideration in the tender offer for the Notes validly tendered on or prior to 5:00 p.m., New York City time on July 3, 2008 (the "Consent Payment Deadline") will be $1,024.25 per $1,000 principal amount of the Notes, and the revised tender offer consideration for Notes validly tendered on or prior to the Expiration Date, but after the Consent Payment Deadline, will be $1,009.25 per $1,000 principal amount of the Notes, in each case plus accrued and unpaid interest from the last interest payment date to the date of payment of the tender offer consideration to the holder of the Note.

As of 3:00 p.m., New York City time, on August 12, 2008, the Company had received tenders and consents for $199,887,000.00 in aggregate principal amount of the Notes, representing 99.444% of the Notes outstanding.

A copy of the press release announcing the revised pricing in the tender offer and the additional extension of the tender offer and consent solicitation is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1: Press release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

August 12, 2008	By:	James C. Bays

Name: James C. Bays
Title: Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release